Exhibit 99.1

EXECUTION VERSION

AGREEMENT

BY AND AMONG

AMEDISYS, INC.,

AMEDISYS HOLDING, L.L.C.

AND

DALE E. REDMAN

DATED AS OF MARCH 24, 2014

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of March, 2014 and effective as of the date of Executive’s appointment as Interim Chief Financial Officer by the Company’s Board of Directors (the “Effective Date”), by and among Amedisys, Inc., a Delaware corporation having its headquarters at 5959 South Sherwood Forest Boulevard, Baton Rouge, Louisiana, 70816 (“Amedisys” or the “Company”), Amedisys Holding, L.L.C., a Louisiana limited liability company having its headquarters at 5959 South Sherwood Forest Boulevard, Baton Rouge, Louisiana 70816 (“Holding”), and Dale E. Redman, a person of the age of majority having an address at [Address Redacted] (“Executive”).

RECITALS

WHEREAS, the Company and Holding desire to employ Executive as the Company’s Interim Chief Financial Officer, and Executive desires to accept such employment, pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company, Holding and Executive (individually a “Party” and together the “Parties”) agree to be bound in accordance with the terms of this Agreement.

Section 1. Recitals. The above Recitals are incorporated herein by this reference.

Section 2. Definitions.

(a) The terms below are used in this Agreement, including the preamble and recitals, as so defined. As used herein, the following terms shall have the following meanings:

“AAA” shall have the meaning set forth in Section 10.

“Agreement” shall have the meaning set forth in the preamble above.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

“Change in Control” shall be deemed to have occurred if:

(A) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(B) during any 12-month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(C) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(D) the consummation of a sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

“Company” shall have the meaning set forth in the preamble above.

“Confidential Information” shall have the meaning set forth in Section 5(c).

“Effective Date” shall have the meaning set forth in the preamble above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Executive” shall have the meaning set forth in the preamble above.

“Holding” shall have the meaning set forth in the preamble above.

“Offer Letter” shall have the meaning set forth in Section 3.

“Party” shall have the meaning set forth in the Recitals above.

“Parties” shall have the meaning set forth in the Recitals above.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 14(d) thereof.

“Proceeding” shall have the meaning set forth in Section 11(a).

“Restricted Areas” shall have the meaning set forth in Section 6(a).

“Restriction Period” shall have the meaning set forth in Section 6(b).

“Standstill” shall have the meaning set forth in Section 8.

“Subsidiary” shall have the meaning set forth in Section 5(d).

(b) References to “Sections,” “Subsections,” and “Attachments” shall be to Sections, Subsections and Attachments, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 2(a) may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing gender include the other gender; references to “writing” include printing, typing lithography and other means of reproducing words in a tangible or visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to Parties include their respective permitted successors and assigns; and all references to statutes and regulations shall include any amendments of same and any successor statutes and regulations.

Section 3. Terms of Employment. The terms of Executive’s employment are set forth in the offer letter, attached as Attachment 1 hereto and made a part hereof (the “Offer Letter”). Executive hereby ratifies and reaffirms the Offer Letter, and without limitation of the generality of the foregoing, acknowledges that he is an “at will” employee of the Company. Executive’s principal place of employment shall be the Company’s corporate office in Baton Rouge, Louisiana. Executive shall devote substantially all of his business time and attention (except for periods of vacation and absence due to illness) and his best efforts, abilities, experience and talent for the Company’s businesses. Nothing contained herein shall prohibit Executive from expending reasonable amounts of time on charitable activities or his personal financial affairs.

Section 4. Reimbursement of Business and Other Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such business expenses incurred in connection therewith, subject to documentation in accordance with the Company’s business expense reimbursement policies. All such reimbursements will be made in any event no later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred. The expenses reimbursed by the Company during any taxable year of Executive will not affect the expenses reimbursed by the Company in another taxable year. Further, this right to reimbursement is not subject to liquidation or exchange for another benefit.

Section 5. Confidentiality; Cooperation with Regard to Litigation; Non-Disparagement; Return of Company Materials.

(a) During his employment and thereafter, Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information (as defined below), except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

(b) During his employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

(c) “Confidential Information” shall mean all information regarding the Company, its activities, business or customers that is the subject of reasonable efforts by the Company to maintain its confidentiality, including (i) information concerning the business of the Company or any Subsidiary including information relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies, and (ii)

information regarding the organization structure and the names, titles, status, compensation, benefits and other proprietary employment-related aspects of the employees of the Company and the Company’s employment practices. Excluded from the definition of Confidential Information is information (A) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (B) regarding the Company’s business or industry properly acquired by Executive in the course of his career as an executive in the Company’s industry and independent of Executive’s employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

(d) “Subsidiary” shall mean any corporation controlled directly or indirectly by the Company.

(e) Executive agrees to cooperate with the Company, during his employment and thereafter (including following Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action, suit, or proceeding in which Executive makes claims against the Company or in which the Company makes claims against him, and to assist the Company, or any Subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary as requested; provided, however that the same does not materially interfere with his then current professional activities; and provided, further, that nothing contained in this Section is intended to prevent Executive from exercising his constitutional right to avoid self-incrimination. The Company agrees to reimburse Executive, on an after-tax basis, for all reasonable expenses (including legal fees and expenses) actually incurred in connection with his provision of testimony or assistance.

(f) Executive agrees that, during his employment and thereafter (including following Executive’s termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any Subsidiary or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, during his employment and thereafter (including following Executive’s termination of employment for any reason) the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may directly or indirectly, disparage Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Section shall preclude either Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation, or legal process or otherwise pursuing, in good faith, enforcement of their respective rights under this Agreement.

(g) Executive recognizes that all Confidential Information and copies or reproductions thereof, relating to the Company’s operations and activities made or received by Executive in the course of his Employment are the exclusive property of the Company. Upon any termination of employment, Executive agrees to deliver any Company property and any documents, notes, drawings, specifications, computer software, data and other materials of any nature pertaining to any Confidential Information that are held by Executive and will not take any of the foregoing, or any reproduction of any of the foregoing, that is embodied in any tangible medium of expression, provided that the foregoing shall not prohibit Executive from retaining his personal phone directories and rolodexes.

Section 6. Non-competition/Prior Employment Covenants.

(a) During Executive’s employment by the Company, Executive shall refrain from, without the written consent of the Company, directly or indirectly, whether individually or as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or owner of or in any capacity with any corporation, partnership, business, company or other entity, carrying on or engaging in, or assisting another to carry on or engage in, any other business, work or activity similar to the business, work or activity of the Company or its affiliates. During the Restriction Period (as defined below), Executive shall refrain from, without the written consent of the Company, directly or indirectly, whether individually or as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or owner of or in any capacity with any corporation, partnership, business, company or other entity, (i) carrying on or engaging in, or assisting another to carry on or engage in, any other business, work or activity similar to the business, work or activity of the Company or its affiliates in the geographical areas listed on Attachment 2 (the “Restricted Areas”) in which the Company or its affiliates are then engaged in business, and (ii) soliciting customers of the Company or its affiliates in the Restricted Area. The Parties acknowledge that home health care and hospice are similar “businesses” for the purposes of this Section and that the work and activity of the Company includes filing applications with Federal and state regulatory authorities in connection with establishing “start-up” home health care and hospice agencies. The Parties further acknowledge that the Company is expanding and in order to prevent ongoing, repetitious amendments to this Agreement solely for the purpose of updating the Restricted Areas, the Parties agree that the Restricted Areas, inclusive of Attachment 2, shall be self-amending to include all parishes, counties and States in which the Company conducts business or actively solicits business at any time during Executive’s employment with the Company and in no event shall such Restricted Areas be less than that contained in Attachment 2. The Parties intend and agree that Executive’s continued employment thereafter shall serve as the Parties’ constructive acceptance of an amendment to enlarge the Restricted Areas.

(b) For the purposes of this Section, “Restriction Period” shall mean the period beginning with the Effective Date and ending with the date that is 18 months subsequent to termination of Executive’s employment.

(c) Executive represents and warrants to the Company that performance of Executive’s duties pursuant to this Agreement will not violate any agreements with or trade secrets of any other person or entity or previous employers, including without limitation agreements containing provisions against solicitation or competition.

Section 7. Non-solicitation of Employees and Customers. During the period beginning with the Effective Date and ending 18 months following the termination of Executive’s employment for any reason, Executive shall not induce: (i) employees of the Company or any Subsidiary to terminate their employment (provided, however, that the foregoing shall not be construed to prevent Executive from engaging in general non-targeted advertising for employees generally), or (ii) customers of the Company or any Subsidiary to terminate their relationship with the Company, within the Restricted Areas. During such period, Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring.

Section 8. Standstill. Executive agrees that for a period of 18 months from the date of Executive’s termination of employment for any reason, neither Executive nor any of his affiliates or persons or entities acting at his direction or with his assistance will, unless specifically invited in writing by the Board, acting by resolution approved by a majority of all members of the Board, directly or indirectly, in any manner (the obligations pursuant to this Section being referred to as, the “Standstill”):

(a) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, tender offer, exchange offer, through the acquisition or control of another person or entity, or otherwise, any direct or indirect beneficial interest in any voting securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any voting securities of the Company or any Subsidiary, other than the acquisition in the aggregate of less than one-half of one percent of the outstanding voting securities of the Company;

(b) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) of proxies or consents to vote, whether subject to or exempt from the proxy rules, or seek to advise, encourage or influence in any manner whatsoever any person or entity with respect to the voting of any voting securities of the Company or any Subsidiary;

(c) initiate, propose or “solicit” (as such term is used in the proxy rules of the Securities and Exchange Commission) stockholders of the Company or any Subsidiary for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act, or otherwise, or cause or encourage or attempt to cause or encourage others to initiate any such stockholder proposal; or otherwise communicate with the Company’s or its Subsidiaries’ stockholders or others in connection with the solicitation of proxies or consents or matters presented to the Company’s or its Subsidiaries’ stockholders;

(d) form, join or any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company or the Subsidiaries;

(e) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of the assets, tangible and intangible, of the Company or any Subsidiary or (ii) direct or indirect rights, warrants or options to acquire any assets of the Company or any Subsidiary;

(f) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company or any Subsidiary;

(g) otherwise act, alone or in concert with others, to seek to propose to the Company or any Subsidiary or any of their respective stockholders or make any public statement with respect to any merger, business combination, consolidation, sale, tender offer, exchange offer, restructuring, reorganization, dissolution, liquidation, recapitalization or other transaction involving the Company or any Subsidiary;

(h) seek, alone or in concert with others, to control, change or influence the management, the Board or policies of the Company or any Subsidiary, or otherwise seek, alone or in concert with others, election or appointment to or representation on, or to nominate or propose the nomination of any candidate to, the Board or the removal of any member of the Board, or propose any matter to be voted upon by the stockholders of the Company or any Subsidiary;

(i) make any publicly disclosed proposal, public statement, public inquiry or public disclosure of any intention, plan, or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request or proposal to amend, waive or terminate any provision of this Standstill or seek permission to or make any public announcement with respect to any provision of the Standstill; or

(j) announce an intention to do, or to enter into any arrangement or understanding with others (whether written or oral) to do, or to finance, intentionally advise, enable, assist or encourage others to do any of the actions restricted or prohibited under clauses (a) through (j) of this Standstill, or take any action that might result in the Company having to make a public announcement regarding any of the matters referred to in clauses (a) through (j) of this Standstill, or otherwise intentionally take, or solicit, or cause or encourage others to take, any action inconsistent with the foregoing.

Section 9. Remedies. In addition to whatever other rights and remedies the Company may have at equity or in law (including without limitation, the right to seek monetary damages), if Executive breaches any of the provisions contained in Sections 5, 6, 7 or 8, the Company (a) shall have its rights under Section 9 of this Agreement, (b) shall, notwithstanding Section 10, have the right to immediately terminate all payments and benefits due under this Agreement (other than payments under Section 11 of this Agreement, to the extent that Executive’s right to indemnification was not triggered by Executive’s breach of this Agreement) and (c) shall, notwithstanding Section 10 of this Agreement, have the right to seek injunctive or other equitable relief, including but not limited to, the right to seek a temporary restraining order, preliminary injunction or permanent injunction, without the requirement to prove actual damages or to post any bond or other security. Executive hereby waves the requirement of posting bond or other security and acknowledges that such a breach of Sections 5, 6, 7 or 8 or would cause irreparable injury and that money damages alone would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Sections 5, 6, 7 or 8 has occurred.

Section 10. Resolution of Disputes. In the event that a Party to this Agreement has any claim, right or cause of action against another Party to this Agreement, which the Parties are unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such Party is for monetary damages or awards, will be determined by arbitration in accordance with the provisions of this Section. Except as provided in this Section, the arbitration will be conducted in accordance with the rules of the American Arbitration Association (the “AAA”). The arbitration and all arbitration proceedings shall be kept confidential

(a) The Party claiming a cause of action or breach of this Agreement shall first provide the other Party with written notice of the breach. If the breach is not remedied within 15 days of said notice, the Party claiming the breach may request arbitration by serving upon the other a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person to act as an arbitrator. Within 15 days after receipt of such written demand and nomination, the other Party will, in writing, nominate a competent disinterested person, and the two arbitrators so designated will, within 15 days thereafter, select a third arbitrator. The three arbitrators will give immediate written notice of such selection to the Parties and will fix in said notice a time and place of the meeting of the arbitrators which will be in Baton Rouge, Louisiana, where all proceedings will be conducted, and will be held as soon as conveniently possible (but in no event later than 45 days after the appointment of the third arbitrator), at which time and place the Parties to the controversy will appear and be heard with respect to the right, claim or cause of action. In case the notified Party or Parties will fail to make a selection upon notice within the time period specified, the Party asserting such claim will appoint an arbitrator on behalf of the notified Party. In the event that the first two arbitrators selected will fail to agree upon a third arbitrator within 15 days after their selection, then such arbitrator may, upon application made by either of the Parties to the controversy, be appointed by the AAA.

(b) Each Party will present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and will also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the Parties in regard to the matter in dispute, the arbitrators will make their determination with respect to such claim, right or cause of action, within 30 days of the completion of the examination, by majority decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), and will deliver such written determination to each of the Parties. The decision of said arbitrators, absent fraud, duress or manifest error, will be final and binding upon the Parties to such controversy and may be enforced in any court of competent jurisdiction. The arbitrators may consult with and engage disinterested third parties to advise the arbitrators. The arbitrators shall not award any punitive damages. If any of the arbitrators selected hereunder should die, resign or be unable to perform his or her duties hereunder, the remaining arbitrators or the AAA shall select a replacement arbitrator. The procedure set forth in this Section for selecting the arbitrators shall be followed from time to time as necessary. As to any claim, controversy, dispute or disagreement that under the terms hereof is made subject to arbitration, no lawsuit based on such matters shall be instituted by any of the Parties, other than to compel arbitration proceedings or enforce the award of a majority of the arbitrators. All privileges under Louisiana and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Louisiana law.

(c) The Company shall be responsible for advancing the cost of the arbitrators as well as the other costs of the arbitration. Each Party will pay the fees and expenses of its own counsel, except that with respect to those claims for which Executive is ultimately the prevailing party, the Company shall reimburse all of Executive’s reasonable out-of-pocket legal fees and expenses incurred in connection with asserting or defending against claims as to which Executive prevails within thirty (30) days of receipt of a written demand accompanied by reasonable documentation in support thereof. Notwithstanding the foregoing, such reimbursements will be made in no event later than the last day of Executive’s taxable year following the taxable year in which the expense was incurred; the expenses reimbursed by the Company during any taxable year of Executive will not affect the expenses reimbursed by the Company in another taxable year; and this right to reimbursement is not subject to liquidation or exchange for another benefit.

(d) Notwithstanding any other provisions of this Section, in the event that a Party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the Party or Parties asserting such claim, right or cause of action will have no obligations under this Section and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 10 will limit or restrict the ability of any Party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

(e) Notwithstanding any other provisions of this Section, if the Company is seeking injunctive or other equitable relief from a dispute arising under or in connection with Sections 5, 6, 7 or 8, the arbitration requirements of this Section shall not apply.

(f) Any court proceedings relating to this Agreement shall be filed exclusively in the federal and state courts domiciled in Baton Rouge, Louisiana, and the Parties hereto consent to the venue and jurisdiction of such courts.

Section 11. Indemnification.

(a) Company Indemnity. The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is Executive’s alleged action or failure to act in an official capacity as a director, officer, employee or agent or while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company’s certificate of incorporation or bylaws or resolutions of the Company’s Board or, if greater, by the laws of the State of Delaware (or, with respect to Holding, the laws of the State of Louisiana), against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, provided Executive provides Company with prompt notice of such action or threatened action (but failure to provide prompt notice shall not prejudice Executive except to the extent it actually prejudices the Company). Such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators. The Company shall advance to Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this Section 11(a) shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

(b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 11(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

Section 12. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive’s participation in any other employee benefit or other plans or programs in which he currently participates.

Section 13. Assignability: Binding Nature; Solidary Obligations. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with a Change of Control of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a Change of Control, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 19 below. Company and Holding are each solidarily liable with the other of them for such other’s obligations under this Agreement.

Section 14. Representation. Each of the Company and Holding represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. Executive hereby represents to the Company that he is physically and mentally capable of performing his duties hereunder and he has no knowledge of any present or past physical or mental conditions which would cause him not to be able to perform his duties hereunder.

Section 15. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes the Prior Agreement and any other agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation any prior Change in Control agreement between the Parties.

Section 16. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

Section 17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. Specifically, but without limitation, the parties agree that if any court of competent jurisdiction or any arbitral panel finds that any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in Sections 5, 6, 7 or 8 is overly broad or unenforceable, then the Agreement should be reduced or amended to be enforceable to the maximum extent allowable under applicable law.

Section 18. Survival. Upon the termination of this Agreement, the respective rights and obligations of the Parties under this Agreement shall terminate, except that (a) the provisions of Sections 1 and 2, and Sections 5 through 23 of this Agreement shall survive the termination of this Agreement and remain in full force and effect in accordance with their terms, and (b) the termination of this Agreement shall not affect any rights or obligations of the Parties accrued under the express terms of this Agreement prior to or in connection with such termination and, with respect to such surviving provisions and those that survive under Section 3(a), thereafter.

Section 19. Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

Section 20. Governing Law/Exclusive Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Louisiana without reference to principles of conflict of laws. Subject to Section 10 and in accordance with Section 9, the Company and Executive hereby consent and irrevocably submit to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for the Middle District of Louisiana or (ii) the Nineteenth Judicial District Court for the Parish of East Baton Rouge, State of Louisiana. The Parties agree that to the extent permitted, any lawsuit involving a dispute under this Agreement shall be filed and may proceed only in these referenced courts. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any jurisdictional, venue or inconvenient forum objection which it or he may now or hereafter have to these referenced courts. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied.

Section 21. Notices. Any notices given under this Agreement shall be in writing, and delivered or mailed, and if mailed, postage prepaid, certified, return receipt requested and addressed to the Company, to Holding and to Executive at the addresses set forth below, or such other addresses as the Parties may from time to time hereafter designate in writing, such notices to be effective upon receipt by the Party to whom such notice is addressed:

If to the Company:	AMEDISYS, INC.
5959 South Sherwood Forest Boulevard,
Baton Rouge, Louisiana, 70816
Attention: President

If to Holding:	AMEDISYS HOLDING, L.L.C.
5959 South Sherwood Forest Boulevard
Baton Rouge, Louisiana 70816
Attention: President

If to Executive:	Dale E. Redman
[Address Redacted]

Section 22. Captions. The captions contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

Section 23. Counterparts. This Agreement may be executed in two or more counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Interim CEO and President

AMEDISYS HOLDING, L.L.C.

By:	/s/ Ronald A. LaBorde
Name: Ronald A. LaBorde
Title: Interim CEO and President

EXECUTIVE

/s/ Dale E. Redman
Dale E. Redman

ATTACHMENT 1

OFFER LETTER

(See next page)

ATTACHMENT ONE – Page 1

[Amedisys Letterhead]

March 12, 2014

Dale E. Redman

[Address Redacted]

Dear Dale:

I am pleased to extend a warm welcome to Amedisys, Inc., one of the nation’s leading home health and hospice companies. Below are the details of your offer.

Title:	Interim Chief Financial Officer

Status:	Full-time, Interim position

Hire Date:	Monday, March 24, 2014, effective upon your appointment as Interim Chief Financial Officer by the Board of Directors

Reporting to:	Ronald A. LaBorde, President / Interim Chief Executive Officer

Salary:	$400,000.00 (annual) / $15,384.62 (bi-weekly)

Bonus Incentive: (2014)	You will be paid a $150,000 bonus provided (1) you do not resign position prior to termination of position by Company, and (2) you are not terminated for cause. Bonus to be paid on latter of (a) last day of employment under this agreement, or (b) December 31, 2014.

Employment under this agreement will be announced and Form 8-K will be filed subsequent to our 2013 Form 10-K filing. You will be an Executive Officer of the Company required to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”) and shall serve as the Company’s principal financial officer for filings with the SEC.

Note that interim employees are not eligible for participation in the following Company sponsored programs: health and wellness benefits, company-sponsored incentive plans, and the senior management severance plan.

Employment under this agreement will be terminated upon the Company’s hiring a full-time Chief Financial Officer, or sooner at the Company’s discretion.

ATTACHMENT ONE – Page 2

Additionally, as a condition of employment, you will be required to sign an Agreement containing protective covenants benefiting the Company, indemnification provisions in your favor similar to that provided other Company officers, a provision requiring all disputes to be submitted to arbitration, and other provisions reasonably satisfactory to the Company.

We will provide a draft of that Agreement to you, and that Agreement must be finalized no later than your first day of employment. An employment record will not be established, and you may not work until Amedisys has received this signed Agreement.

This correspondence is to serve as confirmation of our offer of at-will employment.

Dale, welcome to Amedisys. It All Starts Here With YOU!

Sincerely,

Human Resources Team at Amedisys, Inc.

ATTACHMENT ONE – Page 3

ATTACHMENT 2

RESTRICTED AREAS

[Intentionally Omitted]

ATTACHMENT TWO – Page 1